Exhibit 10.66
AMENDMENT OF OPTION AGREEMENT

This Amendment to Option Agreement (“Amendment”) is entered into as of December 17, 2012 by and between Mission Broadcasting, Inc. (“Mission”) and Nexstar Broadcasting, Inc. (“Nexstar”). Each of Mission and Nexstar may be referred to herein as a “party” and collectively as the “parties.”

WHEREAS, Mission is the Federal Communications Commission (“FCC”) licensee of television broadcast station KHMT, Hardin, Montana (the “Station”).

WHEREAS, Nexstar, Mission and David S. Smith are parties that to certain Option Agreement dated as of December 30, 2003, which outlines the terms and conditions upon which Nexstar may purchase from Mission the assets of the Station consistent with the rules and written policies of the FCC (the “Option Agreement”). Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Option Agreement.

WHEREAS, Mr. Smith passed away on March 28, 2011 and the parties desire to amend the Option Agreement to remove Mr. Smith as a party to the Option Agreement.

WHEREAS, the Option Agreement’s expiration date is the ninth anniversary of the Option Agreement.

WHEREAS, the parties desire to extend the Option Agreement for an additional ten (10) year term.

WHEREAS, the parties desire to amend certain other terms of the agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Removal of David S. Smith. The parties hereby agree that David S. Smith is deemed removed as a party to the Option Agreement.

2.	Option Expiration Date. The parties hereby agree to extend the expiration date of the Option Agreement to December 31, 2022.

3.	Notices. Paragraph 10.6 is hereby revised to update the addresses for delivery of Notices to both parties as follows:

To Mission:
                    Mission Broadcasting, Inc.
                    30400 Detroit Road, Suite 304
                    Westlake, OH 44145
                    Attention: Dennis Thatcher

             With a copy (which shall not constitute notice) to:

    Wiley Rein LLP
    1776 K Street, NW
    Washington, D.C. 20006
    Attention: Richard Bodorff

To Nexstar:

                   Nexstar Broadcasting, Inc.
                   5215 N. O'Connor Blvd
                   Suite 1400
                   Irving, TX 75039
                   Attention: Perry Sook, President & CEO

             With a copy (which shall not constitute notice) to:

    John L. Kuehn, Esq.
    Kirkland & Ellis
    Citicorp Center
    153 East 53rd Street
    New York, NY 10022-4675

4.
No Other Amendment. No terms of the Option Agreement, other than the Option Expiration Date, are amended or modified by this Amendment, and the Option Agreement, as so extended hereby, remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

MISSION BROADCASTING, INC. By: /s/ Dennis Thatcher Dennis Thatcher President	NEXSTAR BROADCASTING, INC. By: /s/ Elizabeth Ryder Elizabeth Ryder Vice President & General Counsel